Exhibit 99.1

THE UNITED STATES OF AMERICA

DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into between the United States Department of Housing and Urban Development (“HUD”) and Fifth Third Bancorp, as well as its subsidiaries (FTB).

WHEREAS, certain qui tam relators filed a False Claims Act complaint on or about June 30, 2011 and an amended complaint on or about November 12, 2012 (together, “the Complaints”) in the United States District Court for the Southern District of New York, making various allegations with respect to FTB’s origination of FHA-insured mortgages;

WHEREAS, in 2013, in response to a HUD Mortgagee Review Board Notice of Violation (NOV), FTB disclosed to HUD that it had identified 206 loans that it had originated and certified to HUD as eligible for FHA insurance, but had later found through post-closing quality control reviews that the loans were not eligible for FHA insurance, and that FTB failed to timely notify HUD that the loans were materially defective;

WHEREAS, in 2013, HUD and FTB reached a partial settlement concerning the allegations contained in the Mortgagee Review Board’s NOV;

WHEREAS, in 2014, FTB made a supplemental disclosure to the U.S. Attorney’s Office for the Southern District of New York (SDNY) that it had failed to timely disclose material defects in the origination of 1,439 FHA-insured loans, of which 920 have not yet been the subject of FHA mortgage insurance claims;

WHEREAS, FTB and the SDNY are entering into a separate agreement to resolve allegations of liability with respect to 519 of the 1,439 loans with material defects, each listed on Exhibit A hereto;

WHEREAS, HUD contends that it has a separate cause of action under the Program Fraud Civil Remedies Act (PFCRA) with respect to FHA loans: FHA Case Numbers 412-6516565 and 412-6501980;

WHEREAS, both HUD and FTB (the “Parties”) mutually desire to avoid further expense and to reach a satisfactory resolution of the matters described above;

NOW, THEREFORE, HUD and FTB agree as follows:

1. This Agreement shall become effective upon its execution by the Chairman of the Mortgagee Review Board or his duly authorized designee. The date upon which the Chairman of the Mortgagee Review Board or his duly authorized designee signs this Agreement will be referred to as the “Effective Date” throughout this Agreement.

2. FTB shall pay HUD a lump sum administrative payment in the amount of Two Million Forty-Four Thousand Dollars ($2,044,000) by certified or cashier’s check made payable to HUD. FTB shall remit this sum to HUD, within 30 calendar days of the Effective Date, at the following address:

U.S. Department of HUD

Office of General Counsel

Attn: Dane Narode

1250 Maryland Avenue SW

Portals Bldg – Suite 200

Washington, DC 20024

Tel: (202) 245-4141

4. With respect to FHA case number 412-6501980 and each of the 920 loans identified on Exhibit B hereto, FTB shall refrain from making any claim for insurance benefits to HUD/FHA and/or shall indemnify HUD/FHA for HUD’s Loss, as defined in Paragraph 5, infra.

5. The following terms shall apply with respect to FTB’s obligations under Paragraph 4 herein and the obligations set forth below do not expire and are for the life of each loan:

A. FTB’s Waiver of Insurance Benefits

i. Where, as of the Effective Date, a HUD/FHA-insurance claim has not been submitted to HUD, no claim for insurance shall be submitted by FTB. FTB must observe all HUD requirements for servicing and payment of mortgage insurance premiums with respect to such mortgages.

ii. Where, as of the Effective Date, a HUD/FHA insurance claim has been submitted by FTB, but has not been paid, FTB agrees that HUD is released from paying the claim.

B. FTB’s Indemnification Obligation

i. In the event any conveyance, assignment, “pre-foreclosure sale,” or “claim without conveyance of title” claim for insurance benefits for any mortgages referenced in this Agreement is made and HUD incurs any expenses or losses in honoring its FHA insurance obligations on those loans, FTB shall indemnify HUD by paying HUD the amount of HUD’s Loss, as defined below (plus interest, penalties, and administrative fees as may be permitted by law if FTB does not pay HUD timely).

ii. If the loan is refinanced under a non-credit-qualifying FHA mortgage program, FTB’s Indemnification Obligation will not be eliminated, but will extend to the new loan.

C. General Terms

i. HUD’s Loss, for the purpose of FTB’s Indemnification Obligation under Paragraphs 4 and 5 herein, equals HUD’s Investment minus HUD’s Recovery, if any, as described below.

ii. HUD’s Investment includes any expense incurred by HUD/FHA in connection with a conveyance, assignment, “pre-foreclosure sale,” or “claim without conveyance of title” mortgage insurance claim with respect to the FHA- insured mortgage, including, but not limited to: the full aggregate amount of the insurance claims actually paid by HUD with respect to the particular mortgage, including any loss mitigation claim(s) paid with respect to the mortgage; all taxes and assessments paid or payable by HUD; all maintenance, operating, and sales expenses paid or payable by HUD in connection with any real property conveyed to HUD in the event of a conveyance claim (including costs of rehabilitation and preservation); and all sales and other expenses HUD may incur in connection with the servicing and sale of any mortgage note, in the event of an assignment claim.

iii. HUD’s Recovery equals: (i) in the event of a conveyance claim, the proceeds actually received by HUD upon sale of the real property, plus any discount applied to the property (e.g., discount under the Good Neighbor Next Door Program); or (ii) in the event of an assignment claim, the proceeds actually received by HUD upon sale of the mortgage note, plus any applicable discount.

iv. If the sales price of a mortgage note or a property securing a loan for which an Indemnification Obligation exists exceeds the sum of HUD’s Investment, as defined above, HUD will retain the excess.

6. This Agreement is voluntary and entered into by FTB after due consideration of the terms contained herein. FTB will not seek the termination or reconsideration of this Agreement, directly or indirectly, after the Effective Date identified in Paragraph 1, supra, other than as may be set forth herein.

7. Any breach of this Agreement by FTB shall constitute independent grounds for the imposition of administrative sanctions by the Mortgagee Review Board pursuant to 24 C.F.R. . Parts 25 and 30.

8. Except for Paragraph 8 below, HUD hereby waives, releases, and remits all administrative monetary claims it may have pursuant to 24 C.F.R. Parts 25, 28 and 30, against FTB and its officers, directors, employees (except for Phyllis M. Hart), parents, subsidiaries, affiliates, and assigns, with respect to the origination and underwriting (except for fair lending or servicing) of the 1,439 loans identified in Exhibits A and B hereto, and the potential PFCRA claim associated with FHA case numbers 412-6516565 and 412-6501980.

9. HUD also releases FTB from any and all previously unresolved claims identified in the Mortgagee Review Board’s NOV issued to FTB on or about October 15, 2013.

10. Notwithstanding paragraph 8, above, HUD, including FHA and Ginnie Mae, does not waive, release, or remit any claim (a) relating to or arising out of FTB’s unilateral termination of FHA mortgage insurance with respect to any of FTB’s FHA loans; or (b) relating to or arising out of any violations of Ginnie Mae requirements with respect to uninsured loans in Ginnie Mae pools.

11. This Agreement is does not waive any rights or responsibilities of HUD or any other Federal agency to investigate or initiate other actions pursuant to its lawful authority except as explicitly waived herein.

12. FTB hereby waives, releases, and remits any and all claims, directly or indirectly, against HUD or any HUD employee with respect to this administrative action, including the Notice.

13. This Agreement shall not affect any individual or entity other than FTB, except as specifically provided herein.

14. The individual signing this Agreement on behalf of FTB represents and warrants that he or she has the power, consent, and authorization of FTB to execute this Agreement.

15. This Agreement constitutes the complete agreement between the Parties, and supersedes and replaces all prior negotiations and agreements, whether written or oral, regarding resolution of this matter.

16. Each Party is to bear its own costs and legal fees.

REMAINDER INTENTIONALLY BLANK

WHEREFORE, the Parties hereto have duly executed this Agreement,

So Agreed:

RESPONDENT
Fifth Third Bancorp

Date:	September 30, 2015	Chad Borton
NAME

Executive Vice President
TITLE

FOR THE UNITED STATES DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT:

Date:	9/28/2015	/s/ Edward L. Golding
Edward L. Golding
Principal Deputy Assistant Secretary for Housing
Chairperson, Mortgagee Review Board